Exhibit 99.1
Jeffrey Buchanan EVP, CFO September, 2011 1

Safe Harbor Certain statements contained in this presentation may be deemed to be forward-looking statements under federal securities laws, and the Company intends that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include but are not limited to statements regarding the Company's markets and strategies, the opportunity for growth of the Company, the demand for the Company's products and services, anticipated sales and operating results, and the Company's financial and operational goals. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward- looking statements. Such factors include the demand for the Company's products, the Company's growth opportunities, the ability of the Company to obtain operational enhancements, and other risks detailed from time to time in the Company's reports filed with the SEC. 2

Highlights Handgun market leaderDiversified product portfolioQ1 FY2012:Firearms revenue growth: 18% Firearms unit growth 44% vs. market growth of 10.8% (Adjusted NICS)Diversifying revenue sources: Consumer, Professional, InternationalInnovative productsProviding entry to new marketsExpanding addressable marketsHealthy Balance SheetSolid, experienced management team 3 An iconic, 159-year-old American brand

Experienced Management Team Michael Golden, President & CEO 30+ years: senior/executive management, sales, marketing, general management, brand management: Kohler, Stanley Works, Black and Decker, Procter & GambleJeffrey Buchanan, EVP & CFO 30+ years: private and public company experience in financial management and law: CFO for publicly traded, global manufacturing company, law firm partner, public company board memberJames Debney, President, Firearms 15+ years: multinational consumer and business-to-business environments including President of Presto Products Co., a $500 million business unit of Alcoa Consumer ProductsBarry Willingham, President, Security Solutions 18+ years: senior management, sales, marketing in physical security, safety, and construction: Hilti, Ameristar Fence 4

Our Vision 5 Smith & Wesson: Giving the world the power to be independent and confident. Safety Security Protection Sport Leveraging our brand heritage to provide innovative and reliable products in the markets of safety, security, protection, and sport.

A Transformation 6 2005 2011 An iconic, 159-year-old American brand An iconic, 159-year-old American brand FY2011 Revenues: $392M

Key Success Factor: Innovative New Products 7 Product Consumer Law Enforcement Government / Military International Market M&P Polymer Pistols M&P Tactical Rifles Hunting Rifles M&P4 - Tactical Rifles 2006 2006 2006 2006 2006 2006 2006 2006 2007 - - - - 2009 2009 2009 BODYGUARDS(r) Revolvers & Pistols 2010 - - - The Governor 2011 - - - GRAB(r) Barrier SW1900 Wedge Barrier 2011 2011 2003 2003 - - - -

Firearms Growth Drivers Consumer Market: Q1 revenue growth 19%Concealed Carry, Personal ProtectionFurther Market Penetration: A Leader Gaining ShareRobust New Product Pipeline: Governor, BodyguardsHalo Effect from Law Enforcement, Military AdoptionProfessional Market: Q1 revenue growth 17%Law Enforcement - sidearm replacements, upgradesFederal Government - agencies can purchase on ATF ContractMilitary - M9 pistol replacement & M4 bolt carrier assembly opportunities 8

Consumer Market Q1 Revenue Growth 19%Q1 Unit Sales Growth 44%Q1 Pistol Unit Sales Growth 60% 9

National Shooting Sports Foundation (NSSF) adjusts FBI NICS data to eliminate background checks associated with permit applications and checks on active CCW permit databases, in order to provide a more accurate picture of market conditions. Adjusted NICS Checks Reflects strength in consumer market for firearms (CHART)

Personal Protection: BODYGUARD(r) Designed for concealed carry, the Smith & Wesson BODYGUARD 38 and 380 are uniquely engineered as the most state-of-the-art, concealable, and accurate personal protection possible. Lightweight, simple to use and, featuring integrated laser sights - nothing protects like a BODYGUARD. 11

Personal Protection: Governor(r) New. Versatile. Lightweight. Designed for home protection, the Smith & Wesson Governor revolver puts six rounds of customizable response under your control. Load with .410 shotgun shells, .45 ACP, or .45 Long Colt - alone or in combination - and hit your target in every situation. Now that's confidence. 12

Rifles - Hunting & Modern Sporting M&P15 Sport(tm) - Versatile, modular, and an exceptional value, the M&P15 Sport is a perfect choice for the tactical rifle enthusiast.The Venture(tm) - A bolt action rifle that delivers renowned Thompson/Center accuracy and quality, multiple finishes, and 16 calibers, all for under $500. 13

Professional Market Law Enforcement / Federal GovernmentInternationalMilitary 14

Professional Products: Law Enforcement The M&P Series now includes rifles, full-size pistols, compact pistols, and revolvers - designed with input from today's military and police that addresses their evolving needs. The M&P Series answers the need for reliable, durable, accurate, versatile, safe, and high-performing firearms. 15

International Internationally recognized brand nameFocus solely on large ordersCurrent examples: Australia, Taiwan, Belgium, UK 16

Military: Two Opportunities RFP for bolt carrier assembly for M4 carbine:Lower cost approach for military to upgrade existing rifle in fieldS&W proposal submitted500,000 unitsM9 pistol replacement:Seeking higher caliber than Beretta currently in useProgram funded but not yet activeSolicitation process may begin October 1st Halo potential in consumer market 17

18 Smith & Wesson = Security & Protection Formerly:

Products & Markets Federal Government and Corporate ClientsProprietary GRAB(r) barriersNew wedge barriersBroad product portfolioMilitary base security system upgradesCFAT's regulations in commercial market 19 Wedge Barriers GRAB(r) Barriers EMBTM Canopies and Prefab Buildings ODDS & Electronic Monitoring Parts & Accessories

SWSS: Proprietary GRAB(r) System Certified and field proven reduced risk vehicle barrier systemCan be activated in 1.5 secondsCost effective: Able to span multiple traffic lanesRe-useable after impactAll electric operationLow cost of ownershipPatent protected 20

SWSS: SW1900 Wedge Barrier Successfully passed certification testing to ASTM M50 standards"Zero Penetration" - Vehicle does not pass vertical plane of barrierGround-up design - Enhancements over traditional wedge barriersAvailable in hydraulic and electro-mechanical versionsUtilizes noise-dampening technologyWell suited for sensitive applications 21

SWHC: Financial Highlights 22 Fiscal Year April 30 Revenues Financial Highlights: Q1FY12: Total Revenue $99.2M (+4.5%) Firearm Revenue $91.7M (+18.0%) Firearm Backlog $148.8M (+99.0%) Gross Profit Margin 28.4% Working capital $82.2M Cash $37.7M *FY2012 Estimate $237 $296 $335 $406 $392 $410 - 425(E)* 2007 2008 2009 2010 2011 2012(E)*

Future Focus 23 Protect and grow core firearm businessConsumer is at the coreResolve firearm capacity constraintsExpand manufacturing capacity - intelligentlyReduce expenses on a company-wide basisSecurity Solutions targeting breakeven by FY12 year endMaintain robust new product pipeline

24 NASDAQ Global Select: SWHC